Exhibit 4.1

     FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND TO AMENDED
                         AND RESTATED PLEDGE AGREEMENT


     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND TO AMENDED AND RESTATED PLEDGE AGREEMENT dated as of November 15, 2002 (this "Amendment"), is by and among AKI, INC., a Delaware corporation ("Borrower"), HELLER FINANCIAL, INC., a Delaware corporation ("Agent"), in its capacity as Agent for the benefit of all Lenders and individually as a Lender, and each of the other Lenders signatories hereto, and each of the other Persons who are parties hereto (individually, a "Loan Party" and collectively the "Loan Parties").

                                R E C I T A L S:

     A. Borrower, Agent and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 18, 2001 (as the same has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

     B. Borrower and Agent are parties to that certain Amended and Restated Pledge Agreement dated as of December 18, 2001 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement")

     C. Borrower, Agent and Lenders wish to amend the Credit Agreement and the Pledge Agreement as provided herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a). the first sentence of subsection 1.5(B) of the Credit Agreement is hereby deleted and the following language is hereby substituted therefor:

     "Within one hundred (100) days after the end of each of its fiscal years commencing with the fiscal year ended June 30, 2004, Borrower shall prepay the Term Loan in an amount equal to (i) fifty percent (50%) of the Excess Cash Flow for such fiscal year, if the Total Indebtedness to EBITDA Ratio for the trailing twelve month period ending on the last day of such fiscal year is less than 3.50, or (ii) seventy-five percent (75%) of the Excess Cash Flow for such fiscal year, if the Total Indebtedness to EBITDA Ratio for the trailing twelve month period ending on the last day of such fiscal year is greater than or equal to 3.50.";


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     (b). subsection 3.5(H)(iv) of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

     "(iv) the aggregate cost of all purchases or repurchases after the Restatement Effective Date pursuant to this clause (H) of subsection 3.5 shall not exceed $25,000,000; and"; and

     (c). the term "$250,000" appearing in subsection 3.8 of the Credit Agreement is hereby deleted in its entirety and the term "$400,000" is hereby substituted therefor; and

     (d). Schedules 5.4(A) and 5.4(B) to the Credit Agreement are hereby both deleted in their entirety and Schedules 5.4(A) and 5.4(B) attached hereto and made a part hereof are hereby substituted therefor, respectively.

     3. Amendments to Pledge Agreement. The Pledge Agreement is hereby amended as follows:

     (a). the first "WHEREAS" clause appearing therein is hereby deleted in its entirety and the following language is hereby substituted therefor:

     "WHEREAS, Pledgor is the legal and beneficial owner of all of the issued and outstanding capital stock of Encapsulation Services, Inc., a New Jersey corporation ("Encapsulation") and IST, Corp., a Delaware corporation ("IST"; IST and Encapsulation are hereinafter referred to individually as the "Company" and collectively as the "Companies"), all of which stock is described on Exhibit A hereto; and"; and

     (b). Exhibit A thereof is hereby deleted in its entirety and Exhibit A attached hereto and made a part hereof is hereby substituted therefor.

     4. Representations and Warranties. To induce Agent to enter into this Amendment, Borrower represents and warrants to Lender that:

     (a). the execution, delivery and performance by Borrower of this Amendment are within its corporate power, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower;

     (b). the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

     (c). each of the representations and warranties set forth in Section 5 of the Credit Agreement (other that those which, by their terms, specifically are made as of a certain date prior to the date hereof) are true and correct in all material respects as of the date hereof; and


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     (d). no Default or Event of Default has occurred and is continuing.

     5. Conditions. The effectiveness of the amendments stated in this Amendment is subject to each of the following conditions precedent or concurrent:

     (a). no Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing;

     (b). Borrower and each other Loan Party shall have executed and delivered this Amendment and such other documents and instruments as Agent may require shall have been executed and/or delivered to Agent;

     (c).   Agent  shall  have  received  in  immediately   available   funds  a
fully-earned, nonrefundable amendment fee in an amount equal to $37,500;

     (d). Agent shall have received at least: (i) four (4) original, executed versions of the Irrevocable Proxy Coupled With Interest, a form of which is attached hereto as Annex A and (ii) one original, undated and executed (in blank) version of the stock power, a form of which is attached hereto as Annex B; and

     (e). all legal matters incident to this Amendment shall be satisfactory to Agent and its legal counsel.

     6. Miscellaneous.

     (a). Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

     (b). Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     (c). Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constituted but one and the same Amendment.

     (d). Successors and Assigns. This Amendment shall be binding upon Borrower, each other Loan Party, each Lender, Agent and their respective successors and assigns, and shall inure to the sole benefit of Borrower, each other Loan Party, each Lender, Agent and their respective successors and assigns.

     (e). References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution


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and delivery of this Amendment shall be deemed to include this Amendment  unless the context shall otherwise require.

     (f). Continued Effectiveness. The Credit Agreement, as amended hereby, and each of the other Loan Documents, remain in full force and effect.

     (g). Costs, Expenses and Taxes. Borrower affirms and acknowledges that the terms of subsection 1.3(E) of the Credit Agreement apply to this Amendment and the transactions, agreements and documents contemplated hereunder and hereby.

     7. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

     8. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

     9. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower's Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

     10. Ratification of Liability; Acknowledgment of Rights. Each Loan Party hereby ratifies and confirms its respective liabilities, obligations and agreements under the Credit Agreement and the other Loan Documents and the liens and security interests created thereby, and acknowledges that: (i) it has no defenses, claims or set-offs to the enforcement by the Lenders or the Agent of such liabilities, obligations and agreements; (ii) the Lenders and the Agent have fully performed all undertakings owed to it as of the date hereof; and
(iii) the Lenders and the Agent do not waive, diminish or limit any term or condition contained in the Credit Agreement (as amended hereby) or, in any of the other Loan Documents.

                 - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]


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     IN WITNESS  WHEREOF,  this  Amendment has been duly executed as of the date first written above.


BORROWER:                              AKI, INC., a Delaware corporation
--------
                                       By:  /s/ Kenneth A. Budde
                                           ------------------------------------
                                       Name:   Kenneth A. Budde
                                       Title:  Chief Financial Officer


AGENT AND LENDER:                      HELLER FINANCIAL, INC., a Delaware
----------------                       corporation, as Agent and as a Lender

                                       By:  /s/ Susan K. Staub
                                            -----------------------------------
                                       Name:   Susan K. Staub
                                       Title:  Vice President

OTHER LOAN PARTIES:
------------------

AKI HOLDING CORP., a Delaware
corporation

By:  /s/ Kenneth A. Budde
     -----------------------------
Name:   Kenneth A. Budde
Title:  Chief Financial Officer


IST, CORP., a Delaware corporation

By:  /s/ Kenneth A. Budde
     -----------------------------
Name:   Kenneth A. Budde
Title:  Chief Financial Officer


ENCAPSULATION SERVICES, INC., a
New Jersey corporation

By:  /s/ Kenneth A. Budde
     -----------------------------
Name:   Kenneth A. Budde
Title:  Chief Financial Officer